Exhibit 5.2

NEW YORK		HANOI
LONDON		HO CHI MINH CITY
SINGAPORE	FIRM and AFFILIATE OFFICES	SHANGHAI
PHILADELPHIA		ATLANTA
CHICAGO		BALTIMORE
WASHINGTON, DC		WILMINGTON
SAN FRANCISCO		MIAMI
SILICON VALLEY		BOCA RATON
SAN DIEGO	www.duanemorris.com	PITTSBURGH
LOS ANGELES		NORTH JERSEY
BOSTON		LAS VEGAS
HOUSTON		SOUTH JERSEY
DALLAS		LAKE TAHOE
FORT WORTH		MYANMAR
AUSTIN
ALLIANCES IN MEXICO

September 19, 2025

Seven Hills Realty Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to Seven Hills Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to $500,000,000 in aggregate amount of the following securities of the Company (collectively, the “Securities”): (i) debt securities (“Debt Securities”); (ii) common shares of beneficial interest, $0.001 par value per share (“Common Shares”); (iii) preferred shares of beneficial interest, $0.001 par value per share (“Preferred Shares”); (iv) depositary shares representing whole or fractional interests in Preferred Shares (“Depositary Shares”); (v) warrants to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, Debt Securities, Common Shares, Preferred Shares or Depositary Shares (“Warrants”) and (vi) subscription rights to purchase Common Shares, Preferred Shares, Depositary Shares Debt Securities, Warrants or a combination thereof (the “Subscription Rights”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

Duane Morris llp
1201 wills street, suite 330, baltimore md 21231	PHONE: +1 410 949 2900 FAX: +1 410 949 2901

Seven Hills Realty Trust

September 19, 2025

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents (collectively, the “Documents”):

1.            the Registration Statement and the related form of prospectus included therein (the “Prospectus”);

2.            certified copies of (i) the articles of conversion of the Company filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on December 21, 2021 and (ii) the declaration of trust of the Company filed with SDAT on December 21, 2021 (collectively, the “SEVN Charter”);

3.            a certified copy of the second amended and restated bylaws of the Company dated as of May 30, 2024 (the “SEVN Bylaws”; together with the SEVN Charter, the “SEVN Organizational Documents”);

4.            a copy of the resolutions adopted by the board of trustees of the Company, or a duly authorized committee of the board of trustees of the Company (the “Board”), relating to, among other things, registration of the Securities (the “Resolutions”);

5.            an officer’s certificate of the Company as to, among other things, the authenticity and completeness of the SEVN Organizational Documents, the Resolutions, and other matters that we have deemed necessary and appropriate (together with the SEVN Organizational Documents and Resolutions, the “SEVN Documents”); and

6.            a certificate of status of the Company from SDAT dated September 17, 2025 (the “Good Standing Certificate”).

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Other than the foregoing and the documents listed in items 1 through 6 above, we have not reviewed any other documents. We have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects, and we have no reason to believe that the same are not true, complete and accurate in all material respects.

Seven Hills Realty Trust

September 19, 2025

In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects; (vi) that the conduct of the parties has complied with the requirements of good faith, fair dealing and conscionability; (vii) that the representations, warranties, statements and information contained in the Registration Statement, the Documents, the Good Standing Certificate or other comparable documents from public officials dated prior to the date hereof are complete and accurate as of the date hereof; (viii) that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized; (ix) that each of the parties (other than the Company) has duly and validly executed and delivered the Documents and the party’s obligations are valid and legally binding obligations enforceable in accordance with the terms thereof; (x) that there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission or otherwise; (xi) that the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the SEVN Organizational Documents and the Resolutions; (xii) that Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by SDAT prior to the issuance of such Preferred Shares; (xiii) that, upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the SEVN Charter; (xiv) that, upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including (a) Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (b) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the SEVN Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the SEVN Charter; and (xv) that the Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VII (Restrictions on Transfer and Ownership of Shares) of the SEVN Charter (such matters as identified in paragraphs (xi) – (xv) being referred to herein as the “Trust Proceedings”).

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the representations and warranties contained in the Registration Statement, the Documents and other documents delivered pursuant thereto, and the Good Standing Certificate, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof. Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of facts, searched the books or records of the Company, searched any internal files, court files, public records, or other information, collected or examined or reviewed any communications, instruments, agreements, documents, financial statements or tax filings, minutes, records or liens.

Seven Hills Realty Trust

September 19, 2025

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.            The Company is a real estate investment trust that is validly existing and in good standing under the laws of the State of Maryland.

2.            Upon the completion of all Trust Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized and, when the Debt Securities have been duly executed, issued and sold in accordance with the Registration Statement, the Prospectus and any applicable prospectus supplement, the Resolutions and the Trust Proceedings, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company enforceable against the Company under Maryland law in accordance with the terms of such Debt Securities.

3.            Upon the completion of all Trust Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

4.            Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

5.            Upon the completion of all Trust Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

6.            Upon the completion of all Trust Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

7.            Upon the completion of all Trust Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state or jurisdiction. In delivering our opinion in paragraph 1 hereof regarding the valid existence and good standing of the Company, we have relied solely upon the Good Standing Certificate, and such opinion is limited to the date and meaning ascribed to such terms in such Good Standing Certificate by the respective public official that issued such Good Standing Certificate.

Seven Hills Realty Trust

September 19, 2025

We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland, or federal or state laws regarding fraudulent transfers or any laws, ordinances, zoning restrictions, rules or regulations of any city, county or other municipality or any other local governmental agency, whether in the State of Maryland or any other jurisdiction.

The opinions expressed herein are rendered only as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the 1933 Act or within the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Duane Morris LLP